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               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D. C. 20549

                         _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                Securities Exchange Act of 1934


Date of earliest event
  reported: April 17, 1996


                        American Airlines, Inc.
     (Exact name of registrant as specified in its charter)


       Delaware               1-2691                 13-1502798
(State of Incorporation) (Commission File Number)  (IRS Employer
                                                   Identification No.)


       4333 Amon Carter Blvd. Fort Worth, Texas      76155
      (Address of principal executive offices)    (Zip Code)


                         (817) 963-1234
                (Registrant's telephone number)







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Item 5.   Other Events.

The Boards of Directors of AMR Corporation ("AMR") and American Airlines, Inc. (the "Corporation") have approved a reorganization of The SABRE Group as a separate, wholly owned subsidiary of AMR, subject to the receipt of a favorable tax ruling and certain other conditions. This reorganization will involve the dividend of the Corporation's SABRE Travel Information Network, SABRE Computer Services, SABRE Development Services and SABRE Interactive divisions to AMR. It is anticipated that upon completion of the reorganization approximately $850 million of the Corporation's debt to AMR will be replaced by an equivalent amount of debt owed to AMR by The SABRE Group. The reorganization should be completed sometime during the third quarter.

AMR also continues to study, as it has in the past, other transactions which may involve The SABRE Group, such as strategic partnerships or an initial public offering of a portion of The SABRE Group's stock. No decisions have been made as to these other transactions, however, and AMR could determine that conducting the business activities of The SABRE Group within its new, reorganized structure is in the best interests of AMR's stockholders.
























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                           SIGNATURE



          Pursuant to the requirements of the Securities Exchange
Act  of  1934, the registrant has duly caused this report  to  be
signed   on  its  behalf  by  the  undersigned,  thereunto   duly
authorized.


                                        AMERICAN AIRLINES, INC.



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated: April 17, 1996